Exhibit 32.1

CERTIFICATIONS UNDER SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers, Wayne M. Fortun, Chief Executive Officer of Hutchinson Technology Incorporated, a Minnesota corporation (the “Company”), and John A. Ingleman, Chief Financial Officer of the Company, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i)	the Annual Report on Form 10-K of the Company for the annual period ended September 28, 2008 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 11, 2008	/s/ Wayne M. Fortun
Wayne M. Fortun
Chief Executive Officer

Date: December 11, 2008	/s/ John A. Ingleman
John A. Ingleman
Chief Financial Officer